Exhibit 99.2

Genaera is a biopharmaceutical company committed to developing medicines derived from genomics and natural products for serious diseases.

Research and development efforts are focused on anti-angiogenesis and respiratory diseases.

© 2004 Genaera Corporation or its affiliates. All rights reserved. 1

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, known and unknown. Forward-looking statements reflect management’s current views and are based on certain expectations and assumptions. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “believe”, “continue,” “develop,” “expect,” “plan” and “potential” or other words of similar meaning. Genaera’s actual results and performance could differ materially from those currently anticipated and expressed in these and other forward-looking statements as a result of a number of risk factors, including, but not limited to; Genaera’s history of operating losses since inception and its need for additional funds to operate its business; the costs, delays and uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process; the risk that clinical trials for Genaera’s product candidates, including, squalamine, may not be successful; the risk that Genaera may not obtain regulatory approval for its products, whether due to adequacy of the development program, the conduct of the clinical trials, changing regulatory requirements, different methods of evaluating and interpreting data, regulatory interpretations of clinical risk and benefit, or otherwise; Genaera’s reliance on its collaborators, in connection with the development and commercialization of Genaera’s product candidates; market acceptance of Genaera’s products, if regulatory approval is achieved; competition; general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industry; and the other risks and uncertainties discussed in this announcement and in Genaera’s filings with the U.S. Securities and Exchange Commission, all of which are available from the Commission in its EDGAR database at www.sec.gov as well as other sources. You are encouraged to read these reports. Given the uncertainties affecting development stage pharmaceutical companies, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Genaera does not intend (and it is not obligated) to publicly update, revise or correct these forward-looking statements or the risk factors that may relate thereto.

Conference Call Agenda

Introduction Roy Levitt, MD

President and Chief Executive Officer

AMD Program Update Roger Vogel, MD

Acting Chief Medical Officer

Q&A Session John Skolas, JD, MBA

Senior Vice President, CFO & General Counsel

Participation: All

Program Highlights Three Products in Development

Squalamine

AMD Phase 1-2 data

Ophthalmic IND “active” April 2004 NSCLC Phase 2B

Prostate cancer $1.1M grant—controlled Phase 2

IL9 Antibody

MEDI filed IND

Phase 1 clinical start and cash milestone anticipated

LOMUCINTM

CFFT development alliance & $1.7M grant Phase 2 CF study completed Phase 2B CF study in discussion/planning

Anti-Angiogenic Product Squalamine Overview

. Potent direct acting anti-angiogenic small molecule ??Long intracellular half-life – dosing weekly to monthly

??Excellent safety profile as single agent

??Potential for broad use in eye diseases and cancers

??Strong patent position

MSI-1256F

Anti-Angiogenic Product Squalamine

. Selective membrane uptake into endothelial cells

. Calmodulin-squalamine binding redistributes

. Inhibits cytoskeleton

. Inhibits VEGF and other growth factors

. Apoptosis and vessel regression

F-actin Filaments

Control

Squalamine

Regulatory Update Ophthalmic IND Activities and Timelines

. Pre-IND submission to ODE V—January 30, 2004

. Pre-IND meeting ODE V—March 1, 2004

. IND submitted ODE V—March 24, 2004

. Action Letter—April 20, 2004

Squalamine AMD Phase I/II Trial Design (40 Patients)

VA VA VA VA

Baseline 1st Week 2nd Week 3rd Week 4th Week 2 Months 4 Months

Squalamine Dose, Intravenous (25 or 50 mg/m2)

Abbreviation: VA = Visual Acuity Examination Note: Trial Design Diagram is Simplified

Squalamine AMD Phase I/II Results Summary at 4 Months

. 100% of patients had preserved or improved vision

. 26% of patients had significantly improved vision

. Up to 8 lines of visual acuity improvement

. Excellent safety profile to date

. Classic and occult subtypes responding

. Lesions smaller in some patients, stable in others

. Vessel leakage and subretinal blood improved

Squalamine AMD Phase II Plans Trial 209 (100 Patients, Randomized, Controlled, Masked)

Baseline Weekly X 4 Monthly X 11 12 Months 24 Months

Squalamine Dose, Intravenous (20mg, 40 mg, vehicle control)

Follow Up

1º endpoints: safety and visual acuity (ETDRS)

2 º endpoints, OCT, Angiograms, Fundus Photos

Group A: 40 patients—40 mg Group B: 40 patients—20 mg

Group C&D: 10 patients each—vehicle placebo

Squalamine AMD Phase II Plans Trial 208 (30 Patients, Randomized, Masked, Controlled, Concomitant Visudyne®)

Verteporfin Dose, Intravenous

Baseline 1st Week 2nd Week 3rd Week 4th Week 5th Week Monthly X 5

Squalamine Dose, Intravenous (20 mg, 40 mg, vehicle control)

Group A: 10 patients—verteporfin plus 40 mg squalamine

Group B: 10 patients—verteporfin plus 20 mg squalamine

Group C&D: 10 patients—verteporfin plus vehicle control

Follow up: safety and efficacy out to 76 weeks

Primary Endpoints: safety and visual acuity (ETDRS), secondary: OCT, angiography, fundus photos Verteporfin optional at weeks 15 and 27 11

Squalamine AMD Phase II PK Study Trial 207 (18 Patients, Open Label )

PK PK F/U PK PK PK F/U PK F/U F/U Baseline 1st Week 2nd Week 3rd Week

4th Week 2 Months 4 Months

Squalamine Dose, Intravenous (10, 20, 40 mg)

Endpoints: Primary: safety and visual acuity (ETDRS), secondary: OCT, angiography, fundus photos

Abbreviations: F/U = follow up; PK = pharmacokinetic evaluation;

Summary of AMD Timelines Squalamine Clinical Plans

Phase II

. Initiate Phase II placebo controlled study (209) (Q2 ‘04)

. Initiate pilot concomitant use study (208) (Q2 ‘04)

. Initiate Phase II PK study (207) in AMD patients (Q2 ‘04)

Phase III

. Initiate Phase III studies (301 & 302) (early ‘05)

AMD Competitive Assessments Summary

. Intravenous squalamine delivery is less invasive, and avoids complications with intravitreal injections

. No acute visual loss as with PDT

. Potential for safer long-term maintenance therapy

. Treat second eye with no additional risk or cost

. Improvement or preservation of vision possible

. Prophylactic therapy in high risk AMD patients is longer term development goal

. Synergy with other therapies expected